UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2014

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 2.03 of this Report is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Purchase Agreement

On April 10, 2014, McDermott International, Inc., a Panamanian corporation (“McDermott”), and certain subsidiary guarantors named therein (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., as the representative of the several initial purchasers named on Schedule A thereto (collectively, the “Initial Purchasers”), pursuant to which McDermott agreed to sell to the Initial Purchasers $500,000,000 aggregate principal amount of McDermott’s 8.000% senior secured notes due 2021 (the “Notes”) in a private placement in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are scheduled to mature on May 1, 2021 and were issued at par, for net proceeds of approximately $491 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The closing of the issuance of the Notes occurred on April 16, 2014. McDermott intends to use the net proceeds from this offering, together with the net proceeds of loans to be made under its New Credit Facilities (as defined below), (1) to replace its Prior Credit Facility (as defined below) and refinance the indebtedness outstanding thereunder and (2) for general corporate purposes, including funding working capital requirements and capital expenditures.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Report and is incorporated herein by reference.

Indenture

The Notes are governed by an Indenture, dated April 16, 2014 (the “Indenture”), entered into by McDermott and the Guarantors with Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”). Interest on the Notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2014. The Notes are unconditionally guaranteed on a senior secured basis by the Guarantors, and the Notes will be secured on a second–lien basis by pledges of capital stock of certain of McDermott’s subsidiaries and mortgages and other security interests covering (1) specified marine vessels owned by certain of the Guarantors and (2) substantially all the other tangible and intangible assets of McDermott and the Guarantors, subject to exceptions for certain assets. The Notes will rank: senior in right of payment to all of McDermott’s future subordinated indebtedness; effectively senior to all of McDermott’s existing and future unsecured senior indebtedness, to the extent of the value of the collateral that is subject to liens securing the Notes; effectively junior to all of McDermott’s existing and future indebtedness that is either (1) secured by first priority liens on the collateral, including the indebtedness under the New Credit Facilities, or (2) secured by assets that are not part of the collateral that is securing the Notes, in either case to the extent of the value of the collateral that is subject to liens securing such indebtedness; and structurally subordinated to all liabilities of McDermott’s subsidiaries that do not guarantee the Notes.

Optional Redemption

At any time or from time to time on or after May 1, 2017, McDermott, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest to (but excluding) the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning May 1 of the years indicated:

Year	Percentage
2017	104.000%
2018	102.000%
2019 and thereafter	100.000%

At any time or from time to time prior to May 1, 2017, McDermott, at its option, may on any one or more occasions, redeem up to 35.0% of the aggregate principal amount of the outstanding Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes (as defined therein)), with the net cash proceeds of one or more Qualified Equity Offerings (as defined therein) (which have not been applied to permanently repay other Indebtedness (as defined therein)) at a redemption price equal to 108.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to (but excluding) the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (1) at least 65.0% of the aggregate principal amount of Notes issued under the Indenture on the Issue Date remains outstanding immediately after giving effect to any such redemption; and (2) the redemption occurs not more than 180 days after the date of the closing of any such Qualified Equity Offering.

The Notes may also be redeemed, in whole or in part, at any time prior to May 1, 2017 at the option of McDermott, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as defined therein) as of, and accrued and unpaid interest to (but excluding) the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Certain Covenants

The Indenture governing the Notes contains covenants that, among other things, limit McDermott’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) make investments or certain other restricted payments; (iii) pay dividends or distributions on its capital stock or purchase or redeem its subordinated indebtedness; (iv) sell assets; (v) create restrictions on the ability of its restricted subsidiaries to pay dividends or make other payments to McDermott; (vi) create certain liens; (vii) sell all or substantially all of its assets or merge or consolidate with or into other companies; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. Many of those covenants would become suspended if the Notes were to attain an investment grade rating from both Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services and no default has occurred. The covenants mentioned above are subject to a number of important exceptions and limitations.

Upon a change of control, holders of the Notes will have the right to require McDermott to make an offer to purchase each holder’s Notes at a price in cash equal to 101% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the date of purchase.

The foregoing descriptions of the Indenture and the Notes are only summaries and are qualified in their entirety by reference to the full text of the Indenture (including the form of Notes attached as an exhibit thereto), a copy of which is filed as Exhibit 4.1 to this Report and is incorporated herein by reference.

New Credit Facilities

On April 16, 2014, McDermott and McDermott Finance L.L.C., a Delaware limited liability company and a direct, wholly owned subsidiary of McDermott (the “Term Borrower”), entered into a Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders and letter of credit issuers, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent for the LC Facility (as defined below) and the Term Loan (as defined below) and as joint lead arranger and joint bookrunner for the LC Facility, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner for the LC Facility, Wells Fargo Bank, N.A., as syndication agent for the LC Facility, and Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and sole syndication agent for the Term Loan. The LC Facility and the Term Loan are together referred to as the “New Credit Facilities.”

The New Credit Facilities include a $400 million first-lien, first-out letter of credit facility (the “LC Facility”) which is scheduled to mature on April 16, 2017 and a $300 million first-lien, second-out term loan (the “Term Loan”) which is scheduled to mature April 16, 2019. The indebtedness and other obligations under the New Credit Facilities are guaranteed by the Guarantors, which include substantially all of McDermott’s material, wholly owned subsidiaries, other than its captive insurance subsidiary.

The New Credit Facilities will be used (1) to replace the Prior Credit Facility (as defined below) and refinance the indebtedness and replace the letters of credit outstanding thereunder and (2) for general corporate purposes, including funding working capital requirements and capital expenditures.

LC Facility

The LC Facility provides for an initial letter of credit capacity of $400 million and allows for uncommitted increases in capacity of $100 million through December 31, 2014 and $200 million in total thereafter through the term of the LC Facility. Letters of credit issuable under the LC Facility support the obligations of McDermott and its affiliates and joint ventures. The aggregate amount of the LC Facility available for financial letters of credit is capped at 25% of the total LC Facility.

The LC Facility is secured on a first-lien, first-out basis (with relative priority over the Term Loan) by pledges of the capital stock of all the Guarantors and mortgages on, or other security interests in, substantially all the tangible and intangible assets of McDermott and the Guarantors, subject to specific exceptions.

The LC Facility contains various customary affirmative covenants, as well as specific affirmative covenants, including specific reporting requirements and a requirement for ongoing periodic financial reviews by a financial advisor. The LC Facility also requires compliance with various negative covenants, including limitations with respect to the incurrence of other indebtedness and liens, restrictions on acquisitions, capital expenditures and other investments, restrictions on sale/leaseback transactions and restrictions on prepayments of other indebtedness, including the Notes.

The LC Facility requires McDermott to meet a minimum EBITDA (as defined) covenant, which will require that McDermott generate consolidated EBITDA of at least certain specified amounts for different periods over the term of the facility. The LC Facility also requires McDermott and the Guarantors to maintain a ratio of fair market value of vessel collateral to the sum of (1) the outstanding principal amount of the Term Loan, (2) the aggregate amount of undrawn financial letters of credit outstanding under the LC Facility, (3) all drawn but unreimbursed letters of credit under the LC Facility, and (4) mark-to-market foreign exchange exposure that is not cash secured of at least 1.20:1.00. The LC Facility also requires McDermott and the Guarantors to maintain at least $200 million of minimum liquidity, excluding restricted cash, at the end of each quarter.

The LC Facility provides for a commitment fee of 0.50% per year on the unused portion of the LC Facility and letter of credit fees at an annual rate of 2.25% for performance letters of credit and 4.50% for financial letters of credit, as well as customary issuance fees and other fees and expenses.

Term Loan

The Term Loan is secured on a first-lien, second-out basis (with the LC Facility having relative priority over the Term Loan) by pledges of the capital stock of all the Guarantors and mortgages on, or other security interests in, substantially all the tangible and intangible assets of McDermott and the Guarantors, subject to specific exceptions.

The Term Loan requires mandatory prepayments from: (1) the proceeds from the sale of assets, as well as insurance proceeds, in each case subject to certain exceptions, to the extent such proceeds are not reinvested in the business of McDermott and its subsidiaries within 365 days of receipt; (2) net cash proceeds from the incurrence of indebtedness not otherwise permitted by the New Credit Facilities; and (3) 50% of amounts deemed to be “excess cash flow,” subject to specified adjustments. The Term Loan also requires quarterly amortization payments equal to $750,000. The Term Loan also provides for a prepayment premium if the Term Borrower prepays or re-prices the Term Loan within the first two years after the April 16, 2014 closing date.

The Term Loan requires compliance with various customary affirmative and negative covenants. McDermott and the Guarantors must also maintain a ratio of “ownership adjusted fair market value” of marine vessels to the sum of (1) the outstanding principal amount of the Term Loan and (2) the aggregate principal amount of unreimbursed drawings and advances under the LC Facility of at least 1.75:1.00.

The Term Loan was incurred with 25 basis points of original issue discount and bears interest at a floating rate, which can be, at McDermott’s option, either: (1) a LIBOR rate for a specified interest period (subject to a LIBOR “floor” of 1.00%) plus an applicable margin of 4.25%; or (2) an alternate base rate (subject to a base rate “floor” of 2.00%) plus an applicable margin of 3.25%.

In connection with the New Credit Facilities, we paid certain fees to the lenders thereunder, as well as certain arrangement fees to the arrangers and agents for the New Credit Facilities, which we intend to amortize to interest expense over the respective terms of the LC Facility and the Term Loan.

The foregoing description of the New Credit Facilities is only a summary and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 4.3 to this Report and is incorporated herein by reference.

Intercreditor Agreement

On April 16, 2014, McDermott, the Term Borrower, the other Guarantors, Crédit Agricole Corporate and Investment Bank, as collateral agent for the New Credit Facilities (the “First Priority Agent”), and Wells Fargo Bank, National Association, as collateral agent with respect to the Notes (the “Second Priority Agent”), entered into an Intercreditor Agreement (the “Intercreditor Agreement”) under which the lenders and letter of credit issuers under the New Credit Facilities and related hedge counterparties and providers of treasury management arrangements will generally be entitled to receive and apply all proceeds of any collateral to the repayment in full of the obligations under the New Credit Facilities before any such proceeds will be available to repay obligations under the Notes.

The First Priority Agent will generally be entitled to sole control of all decisions and actions, including foreclosure, with respect to collateral, even if an event of default under the Notes has occurred, and neither the holders of Notes, the Trustee nor the Second Priority Agent will generally be entitled to independently exercise remedies with respect to the collateral except in limited circumstances or after specified periods. In addition, the First Priority Agent will be entitled, without the consent of holders of the Notes, the Trustee or the Second Priority Agent, to release the liens of the secured parties on any part of the collateral at any time, subject to certain limitations.

The foregoing description of the Intercreditor Agreement is only a summary and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 4.4 to this Report and is incorporated herein by reference.

Pledge and Security Agreements

On April 16, 2014, McDermott and the Guarantors entered into a First Lien Pledge and Security Agreement (the “First Lien Pledge and Security Agreement”) in favor of Crédit Agricole Corporate and Investment Bank, as collateral agent. On April 16, 2014, McDermott and the Guarantors entered into a Second Lien Pledge and Security Agreement (the “Second Lien Pledge and Security Agreement” and, together with the First Lien Pledge and Security Agreement, the “Pledge and Security Agreements”) in favor of Wells Fargo Bank, National Association, as collateral agent.

Under the First Lien Pledge and Security Agreement, McDermott and the Guarantors granted to Crédit Agricole Corporate and Investment Bank, on behalf of and for the ratable benefit of the lenders and letter of credit issuers under the New Credit Facilities, security interests in substantially all of their personal property, except for specific excluded items identified in the First Lien Pledge and Security Agreement. Under the Second Lien Pledge and Security Agreement, McDermott and the Guarantors granted to the collateral agent thereunder, on behalf of and for the ratable benefit of the holders of the Notes, the same such security interests, with priority, however, being given to the security interests granted under the First Lien Pledge and Security Agreement.

The foregoing descriptions of the Pledge and Security Agreements are summaries only and are qualified in their entirety by reference to the full text of the forms of Pledge and Security Agreements, copies of which are included as Exhibit 4.5 and 4.6 to this Report and are incorporated herein by reference.

Termination of Prior Credit Facility and Bridge Commitment

The New Credit Facilities replace McDermott’s prior $950 million first-lien senior secured revolving credit facility (the “Prior Credit Facility”). All amounts outstanding under the Prior Credit Facility have been repaid and the related credit agreement and liens have been terminated. In connection with the New Credit Facilities, the previously announced bridge-loan commitment obtained from an affiliate of Goldman, Sachs & Co. was also terminated.

Item 8.01	Other Events.

On March 28, 2014, McDermott issued a press release announcing its intent to commence the offering of the Notes. A copy of that press release is filed as Exhibit 99.1 to this Report, which is incorporated by reference into this Item 8.01.

On April 10, 2014, McDermott issued a press release announcing the pricing of the Notes. A copy of that press release is filed as Exhibit 99.2 to this Report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement, dated as of April 10, 2014, by and among McDermott, the Guarantors and Goldman, Sachs & Co., as representative of the Initial Purchasers.

4.1	Indenture, dated April 16, 2014, by and among McDermott, the Guarantors and the Trustee.

4.2	Form of 8.000% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Credit Agreement, dated April 16, 2014, by and among McDermott, McDermott Finance L.L.C., a syndicate of lenders and letter of credit issuers, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent for the LC Facility and the Term Loan and as joint lead arranger and joint bookrunner for the LC Facility, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner for the LC Facility, Wells Fargo Bank, N.A., as syndication agent for the LC Facility, and Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and sole syndication agent for the Term Loan.

4.4	Intercreditor Agreement, dated April 16, 2014, by and among McDermott, McDermott Finance L.L.C., the other Guarantors, Crédit Agricole Corporate and Investment Bank, as first priority agent, and Wells Fargo Bank, National Association, as second priority agent.

4.5	Form of First Lien Pledge and Security Agreement, dated April 16, 2014, made by McDermott and the Guarantors in favor of Crédit Agricole Corporate and Investment Bank, as collateral agent (included as Exhibit D to the Credit Agreement filed as Exhibit 4.3 to this Report).

4.6	Form of Second Lien Pledge and Security Agreement, dated April 16, 2014, made by McDermott and the Guarantors in favor of Wells Fargo Bank, National Association, as collateral agent (included as Exhibit E to the Indenture filed as Exhibit 4.1 to this Report).

99.1	Press Release, dated March 28, 2014, announcing the launch of the offering of the Notes.

99.2	Press Release, dated April 10, 2014, announcing the pricing of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ PERRY L. ELDERS
Perry L. Elders Senior Vice President and Chief Financial Officer

Date: April 16, 2014

Index to Exhibits

Exhibit No

1.1	Purchase Agreement, dated as of April 10, 2014, by and among McDermott, the Guarantors and Goldman, Sachs & Co., as representative of the Initial Purchasers.

4.1	Indenture, dated April 16, 2014, by and among McDermott, the Guarantors and the Trustee.

4.2	Form of 8.000% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Credit Agreement, dated April 16, 2014, by and among McDermott, McDermott Finance L.L.C., a syndicate of lenders and letter of credit issuers, Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent for the LC Facility and the Term Loan and as joint lead arranger and joint bookrunner for the LC Facility, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner for the LC Facility, Wells Fargo Bank, N.A., as syndication agent for the LC Facility, and Goldman Sachs Lending Partners LLC, as sole lead arranger, sole bookrunner and sole syndication agent for the Term Loan.

4.4	Intercreditor Agreement, dated April 16, 2014, by and among McDermott, McDermott Finance L.L.C., the other Guarantors of McDermott, Crédit Agricole Corporate and Investment Bank, as first priority agent, and Wells Fargo Bank, National Association, as second priority agent.

4.5	Form of First Lien Pledge and Security Agreement, dated April 16, 2014, made by McDermott and the Guarantors in favor of Crédit Agricole Corporate and Investment Bank, as collateral agent (included as Exhibit D to the Credit Agreement filed as Exhibit 4.3 to this Report).

4.6	Form of Second Lien Pledge and Security Agreement, dated April 16, 2014, made by McDermott and the Guarantors in favor of Wells Fargo Bank, National Association, as collateral agent (included as Exhibit E to the Indenture filed as Exhibit 4.1 to this Report).

99.1	Press Release, dated March 28, 2014, announcing the launch of the offering of the Notes.

99.2	Press Release, dated April 10, 2014, announcing the pricing of the Notes.